Exhibit 99.1
Fidelity National Information Services, Inc.
(f/k/a Certegy Inc.)
Stock Incentive Plan
Notice of Restricted Stock Grant
     You (the “Participant”) have been granted the following award of restricted common stock of Fidelity National Information Services, Inc. (the “Company”), par value $0.01 per share (the “Restricted Shares”), pursuant to the Certegy Inc. Stock Incentive Plan (the “Plan”):

Name of Participant:

Number of Restricted Shares Granted:

Date of Grant:	March 20, 2008

Period of Restriction:	Subject to the terms of the Plan and the Restricted Stock Award Agreement attached hereto, the Period of Restriction shall lapse, and the Restricted Shares shall vest and become free of the forfeiture and transfer restrictions contained in the Restricted Stock Award Agreement, with respect to 1/8th of the total number of Restricted Shares granted on the last day of each fiscal quarter commencing on June 30, 2008 and continuing each quarter thereafter until March 31, 2010, provided the Participant’s service as an employee, director or consultant, as applicable, has not terminated prior to the applicable vesting date.
The award of Restricted Shares evidenced hereby is granted under and governed by the terms and conditions of the Plan and the Restricted Stock Award Agreement, which are incorporated herein by reference. You have been provided a copy of the Plan and the Restricted Stock Award Agreement.
Dated: March 20, 2008
FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:

Name: Jeffrey S. Carbiener
Its: Executive Vice President and Chief Financial Officer

ACCEPTED AND AGREED TO:

Fidelity National Information Services, Inc.
(f/k/a Certegy Inc.)
Stock Incentive Plan
Restricted Stock Award Agreement
SECTION 1. GRANT OF RESTRICTED STOCK
     (a) Restricted Stock. On the terms and conditions set forth in the Notice of Restricted Stock Grant and this Restricted Stock Award Agreement (the “Agreement”), the Company grants to the Participant on the Date of Grant the Restricted Shares set forth in the Notice of Restricted Stock Grant.
     (b) Plan and Defined Terms. The Restricted Shares are granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Restricted Shares set forth in the Plan and not set forth herein are hereby incorporated by reference herein. All capitalized terms that are used in the Notice of Restricted Stock Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.
SECTION 2. FORFEITURE AND TRANSFER RESTRICTIONS
     (a) Forfeiture Restrictions. If the Participant’s employment or service as a Non-Employee Director or consultant, as the case may be (“Service”), is terminated for any reason other than (i) death, (ii) Disability (as defined below) or (iii) termination by the Company or a Subsidiary without Cause (as defined below), the Participant shall, for no consideration, forfeit to the Company the Restricted Shares to the extent such Restricted Shares are subject to a Period of Restriction (as defined below) at the time of such termination. If the Participant’s Service terminates due to the Participant’s death or Disability, or is terminated by the Company or a Subsidiary without Cause, while Restricted Shares are subject to a Period of Restriction, the Period of Restriction with respect to such Restricted Shares shall lapse, and the Restricted Shares shall vest and become free of the forfeiture and transfer restrictions described in this Section 2, on the date of the Participant’s termination of Service. For avoidance of doubt, the Participant shall be deemed to have a termination of Service when the Participant ceases to be employed by, or to provide services as a Non-Employee Director or consultant to, the Company and all Subsidiaries. For this purpose, the Participant shall be deemed to have ceased to be employed by, or to provide services as a Non-Employee Director or consultant to, a Subsidiary if the Participant provides services solely to a Subsidiary and the Subsidiary ceases to be a Subsidiary as a result of a spin-off, sale or other transaction.
          (i) The term “Cause” shall have the meaning ascribed to such term in the Participant’s employment agreement with the Company or any Parent (as defined below) or Subsidiary. If the Participant’s employment agreement does not define the term “Cause,” or if the Participant has not entered into an employment agreement with the Company or any Parent or Subsidiary, the term “Cause” shall mean (A) the willful engaging by the Participant in misconduct that is demonstrably injurious to the Company or any Parent or Subsidiary (monetarily or otherwise), (B) the Participant’s conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, or (C) the Participant’s violation of any confidentiality, non-solicitation, or non-competition covenant to which the Participant is subject.
          (ii) The term “Disability” shall have the meaning ascribed to such term in the Participant’s employment agreement with the Company or any Parent or Subsidiary. If the Participant’s employment agreement does not define the term “Disability,” or if the Participant has not entered into an employment agreement with the Company or any Parent or Subsidiary, the term “Disability” shall mean the Participant’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.
          (iii) The term “Period of Restriction” shall mean the period the Restricted Shares remain subject to a substantial risk of forfeiture and are not transferable as provided in Section 2.
          (iv) The term “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such a chain.
     (b) Dual Employees. Notwithstanding the foregoing, if in connection with the previously announced spin-off of Lender Processing Services, Inc. (“LPS”) to the shareholders of the Company (the “Spin-Off”), the Participant continues to provide Services as an employee to the Company or a Subsidiary and also provides services as an employee to LPS or a subsidiary of LPS, and is determined by the Committee to be a “dual employee” for purposes of this Agreement, the Participant’s Restricted Shares that are then subject to a Period of Restriction shall be split in half, with one-half of such Restricted Shares forfeited and replaced with shares of LPS restricted stock (the “LPS Restricted Shares”) and the other half of such Restricted Shares (the “Retained Restricted Shares”) equitably adjusted in accordance with Section 3 of this Agreement. The LPS Restricted Shares will have the same terms and conditions, including transfer restrictions and forfeiture conditions, as the Retained Restricted Shares and will vest at the same time the Retained Restricted Shares vest; provided, however that the vesting and forfeiture provisions of such LPS Restricted Shares shall relate to employment with LPS and its subsidiaries rather than to FIS and its Subsidiaries so that the Participant shall not be deemed to have a termination of Service with respect to the LPS Restricted Shares until the date the Participant ceases to be employed by LPS and all subsidiaries of LPS. The number of shares of LPS Restricted Shares granted will reflect the differences in the fair market value of Company common stock and LPS common stock.
     (c) Transfer Restrictions. During the Period of Restriction, the Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent such Restricted Shares are subject to a Period of Restriction.
     (d) Lapse of Restrictions. The Period of Restriction shall lapse as to the Restricted Shares in accordance with the Notice of Restricted Stock Grant. Subject to the terms of the Plan and Section 4(a) hereof, upon lapse of the Period of Restriction, the Participant shall own the Restricted Shares that are subject to this Agreement free of all restrictions otherwise imposed by this Agreement.
SECTION 3. STOCK CERTIFICATES
     As soon as practicable following the grant of Restricted Shares, such Restricted Shares shall be registered in the Participant’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Participant until the Period of Restriction has lapsed. If the Restricted Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. The Participant may be required to execute and return to the Company a blank stock power for each Restricted Share certificate (or instruction letter, with respect to shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Shares that are forfeited in accordance with this Agreement.
     Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Participant shall have all other rights of a holder of Company Shares, including the right to receive dividends paid (whether in cash or property) with respect to the Restricted Shares and the right to vote (or to execute proxies for voting) such Restricted Shares; provided, however, that, except as provided in Section 2(b) of this Agreement, the Restricted Shares shall not entitle the Participant to receive any distribution of shares of the common stock of LPS in the Spin-Off. In lieu of receipt of such LPS common stock at the time of the Spin-Off, the Committee shall make an equitable adjustment to increase the number of Restricted Shares owned by the Participant in order to prevent any dilution in the aggregate value of the Restricted Shares resulting from the Spin-Off. The Committee shall make such adjustment in the exercise of its reasonable, good-faith discretion as authorized by Section 8 of the Plan. Unless otherwise determined by the Committee, if all or part of a dividend in respect of the Restricted Shares is paid in Common Shares or any other security issued by the Company, such Common Shares or other securities shall be held by the Company subject to the same restrictions as the Restricted Shares in respect of which the dividend was paid.
SECTION 4. MISCELLANEOUS PROVISIONS
     (a) Tax Withholding. Pursuant to Section 11 of the Plan, the Committee shall have the power and right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Participant’s FICA obligations) required by law to be withheld with respect to this Grant. The Committee may condition the delivery of Common Shares upon the Participant’s satisfaction of such withholding obligations. The Participant may elect to satisfy all or part of such withholding requirement by tendering previously-owned Common Shares or by having the Company withhold Common Shares having a Fair Market Value (as defined below) equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including payroll taxes) that could be imposed on the transaction, and, to the extent the Committee so permits, amounts in excess of the minimum statutory withholding to the extent it would not result in additional accounting expense. Such election shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The term “Fair Market Value” shall mean the fair market value of a common share as determined in good faith by the Committee or pursuant to procedures specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Common Share as reported in a consolidated transaction reporting system on the date of valuation, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.
     (b) Ratification of Actions. By accepting this Agreement, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Restricted Stock Grant by the Company, the Board or the Committee.
     (c) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided in writing to the Company.
     (d) Choice of Law. This Agreement and the Notice of Restricted Stock Grant shall be governed by, and construed in accordance with, the laws of Florida, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Agreement or Notice of Restricted Stock Grant to be governed by or construed in accordance with the substantive law of another jurisdiction.

     (e) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 8 of the Plan may be made without such written agreement.
     (f) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.
     (g) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.
     (h) Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision of the Plan or this Agreement that would cause this Award to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

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